Exhibit 99.1

CERES SYSTEMS AND SUBSIDIARIES
(UNAUDITED) CONSOLIDATED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTH ENDED SEPTEMBER 30, 2017 AND 2016

CERES SYSTEMS AND SUBSIDIARIES
(UNAUDITED) CONSOLIDATED INTERIM BALANCE SHEETS
September 30, 2017 and December 31, 2016

ASSETS
	(Unaudited)	(Audited)
	September 30,	December 31,
Current assets	2017	2016
Cash and cash equivalents	$11,780,947	$10,789,594
Accounts receivable	5,830,909	4,242,532
Due from related parties	633,870	616,076
Inventories	6,854,293	6,327,502
Prepaid expenses and other current assets	116,022	119,877
Income tax refund receivable	924,991	549,188
Total current assets	26,141,032	22,644,769
Property and equipment, net	447,874	250,769
Other assets	138,576	149,344
Deferred income taxes	3,367,516	4,283,715
Total assets	$30,094,998	27,328,597
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,386,939	$3,160,706
Accrued expenses	1,994,888	2,332,651
Income tax payable	149,619	—
Deferred revenues	256,080	246,931
Deferred rent, current	46,681	103,117
Total current liabilities	5,834,207	5,843,405
Deferred rent, less current portion	—	18,888
Total liabilities	5,834,207	5,862,293
Commitment and Contingencies (Note 10)
Shareholders' Equity
Preferred stock B, no par value; 6,000,000 shares authorized;
4,772,500 shares issued and outstanding at September 30, 2017 and
December 31, 2016, respectively (liquidation preference of $1,909,000)	1,601,000	1,601,000
Preferred stock A, no par value; 500,000 shares authorized;
0 and 202,019 shares issued and outstanding at September 30, 2017 and
December 31, 2016, respectively (liquidation preference of $2,020,191	—	2,020,191
at December 31, 2016)
Common stock, no par value; 60,000,000 shares authorized;
333,014,991 and 332,595,344 shares issued and outstanding
and outstanding at September 30, 2017 and December 31, 2016, respectively	1,248,280	1,100,737
Additional paid-in capital	837,081	784,776
Retained earnings	20,574,430	15,959,600
Total shareholders' equity	24,260,791	21,466,304
Total liabilities and shareholders' equity	$30,094,998	$27,328,597
The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
(UNAUDITED) CONSOLIDATED INTERIM STATEMENTS OF INCOME
For the nine months ended September 30, 2017 and 2016

	2017	2016
Net sales	$39,040,140	$28,662,892
Cost of sales	22,203,294	16,523,418
Gross profit	16,836,846	12,139,474
Operating expenses
Research and development	3,643,257	3,226,658
Sales and marketing	3,209,791	3,370,149
General and administrative	2,026,565	1,490,251
Total operating expenses	8,879,613	8,087,058
Operating income	7,957,233	4,052,416
Other income (expense)
Interest income	30,694	24,629
Interest expense	—	(29)
Other income	(3,472)	10,033
Other income	27,222	34,633
Income before from income taxes	7,984,455	4,087,049
Provision for income taxes	2,787,975	1,511,491
Net income	$5,196,480	$2,575,558

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
(UNAUDITED) CONSOLIDATED INTERIM SHAREHOLDERS' EQUITY
For the nine months ended September 30, 2017

							Additional		Total
	Preferred Stock B		Preferred Stock A		Common Stock		Paid-in	Retained	Shareholder's
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
Balance at January 1, 2017	4,772,500	1,601,000	202,019	2,020,191	32,595,344	1,100,737	784,776	15,959,600	21,466,304
Exercise of stock options	—	—	—	—	419,647	147,543	—	—	147,543
Repurchase of preferred stock series A	—	—	(202,019)	(2,020,191)	—	—	—	(581,650)	(2,601,841)
Stock compensation expense	—	—	—	—	—	—	52,305	—	52,305
Net income	—	—	—	—	—	—	—	5,196,480	5,196,480
Balance at September 30, 2017	4,772,500	$1,601,000	—	$—	33,014,991	$1,248,280	$837,081	$20,574,430	$24,260,791

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
(UNAUDITED) CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2017 and 2016

	2017	2016
Cash flows from operating activities
Net income	$5,196,480	$2,575,558
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation expense	126,534	186,076
Amortization expense	62,195	64,130
Deferred income taxes	916,199	144,372
Stock compensation expense	52,305	28,241
Provision for excess and obsolete inventory	442,704	720,592
Changes in operating assets and liabilities:
Accounts receivable	(1,588,377)	(544,945)
Due from related parties	(17,794)	(17,859)
Inventories	(969,495)	(1,413,331)
Prepaid expenses and other current assets	3,855	(45,575)
Income tax refund receivable	(375,803)	(69,612)
Other assets	(51,427)	(74,392)
Accounts payable	226,233	220,109
Accrued expenses	(337,763)	383,481
Income tax payable	149,619	68,216
Deferred revenues	9,149	165,376
Deferred rent	(75,324)	(65,656)
Net cash provided by operating activities	3,769,290	2,324,781
Cash flows from investing activities
Acquisition of property and equipment	(323,639)	(122,918)
Net cash used in investing activities	(323,639)	(122,918)
Cash flows from financing activities
Proceeds from exercise of warrants and options	147,543	6,300
Repurchase of preferred stock series A	(2,601,841)	—
Net cash (used in) provided by financing activities	(2,454,298)	6,300
Net increase in cash and cash equivalents	991,353	2,208,163
Cash and cash equivalents, beginning of period	10,789,594	4,751,501
Cash and cash equivalents, end of period	$11,780,947	$6,959,664
Supplemental cash flow information
Cash paid for interest	$—	$29
Cash paid for income taxes	$2,097,960	$(1,371,000)

The accompanying notes are an integral part of these consolidated financial statements.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 1 - BUSINESS OF THE COMPANY

Ceres Systems (the “Parent Company”) has two wholly owned subsidiaries - Themis Computer and Themis Computer Sarl (collectively referred to as the “Company”). Themis Computer (Themis) is the operating entity of the Company. Themis markets a broad range of technical/industrial computing products. Themis combines its industry knowledge, high performance computing and advanced thermal and mechanical design techniques to deliver reliable, rugged standards-based and custom embedded computing solutions for OEMs, system integrators and application providers for mission critical applications in the aerospace, telecommunications, military and industrial control markets.

Themis works closely with its customers to deliver a wide range of computing solutions that optimize space, weight and power and are easy to deploy, inexpensive to own and operate that enable its customers to meet their most stringent requirements. Its diverse product portfolio includes: rack mounted servers, bladed server systems, mission and payload systems, small form factors, board-level computers and storage appliances.

Themis Computer Sarl provides certain marketing, sales and customer support services to the European markets.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying consolidated interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) and the applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP have been condensed or omitted, and accordingly the consolidated balance sheets as of December 31, 2016 has been derived from the audited consolidated financial statements at that date but does not include all of the information required by U.S. GAAP for complete consolidated financial statements. These unaudited interim condensed consolidated financial statements have been prepared on the same basis as our annual consolidated financial statements and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the Company’s financial information.

Principles of Consolidation
The accompanying consolidated balance sheets includes all the accounts of the Company. All intercompany transactions and balances have been eliminated in consolidation.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates
The preparation of a consolidated financial statement in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates. The Company’s most significant estimates relate to the allowance for inventory losses, deferred tax assets valuation allowance and certain accrued liabilities.

Fair Value of Financial Instruments
GAAP defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements about fair-value measurements. GAAP, among other things, requires the Company to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. This includes applying the fair value concept to (i) nonfinancial assets and liabilities initially measured at fair value in business combinations, (ii) reporting units or nonfinancial assets and liabilities measured at fair value in conjunction with goodwill impairment testing, (iii) other nonfinancial assets and liabilities measured at fair value in conjunction with impairment assessments and (iv) asset retirement obligations initially measured at fair value.

GAAP contains a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring fair value. This framework defines three levels of inputs to the fair value measurement process and requires that each fair value measurement be assigned to a level corresponding to the lowest level input that is significant to the fair value measurement in its entirety. The three broad levels of inputs defined by the hierarchy are as follows:

•	Level 1 Inputs - quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date,

•
Level 2 Inputs - inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability and

•
Level 3 Inputs - unobservable inputs for the asset or liability. These unobservable inputs reflect the entity’s own assumptions about the assumptions that market participants would use in pricing the asset or liability and are developed based on the best information available in the circumstances (which might include the reporting entity’s own data).

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments (Continued)
The Company’s financial instruments measured at fair value (using Level 1 inputs), include cash and cash equivalents, and the bank line of credit. These instruments are carried at cost, which approximates their fair values because of the short-term maturity of these instruments and the relative stability of interest rates.

The Company’s financial instruments for which disclosure only of fair value is required include:

•	Investment in Quorum Labs, Inc. preferred stock - the Company is unable to estimate fair value for this stock due to the lack of a market for such stock as a private company.

•	Notes and interest receivable from the Company’s shareholders - given the short time to maturity the carrying value is a reasonable approximation of fair value.

Revenue Recognition
The Company’s products are integrated with software solutions that are essential to the functionality of the equipment. The Company’s products are generally fully functional at the time of shipment and do not require any significant production, modification, customization or installation after shipment. The Company accounts for its revenues in accordance GAAP. Accordingly, revenue from hardware and software product sales is recognized upon shipment provided that (i) an arrangement exists which is typically in the form of a customer purchase order and invoice; (ii) delivery has occurred (i.e., transfer of title (as applicable) and risk of loss to the customer); (iii) the sales price is fixed or determinable and (iv) collectability is reasonably assured.

The Company uses distributors to complement its direct sales and marketing efforts in certain markets. Due to the broad range of features and options available with the Company’s hardware and software products, distributors generally do not stock the products and typically place orders with the Company after receiving an order from an end customer, as a result sales to distributors are generally recognized at the time of shipment.

Research and Development
Research and development expenses consist primarily of salaries and other personnel costs, consulting expenses and material costs related to the design, development, testing and enhancement of products. Costs related to research and development activities are expensed as incurred.

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity at the time of purchase of 90 days or less to be cash equivalents.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
Inventories are valued at standard cost, which approximates the lower of actual cost computed on a first-in, first-out method or market. The recoverability of inventories is based upon the types and levels of inventories held, forecasted demand, pricing, competition and changes in technology. The Company periodically reviews its inventories for potential slow-moving or obsolete items and writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation. Property and equipment additions that increase the useful lives of the assets are capitalized as incurred. Repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation, with any resulting gain or loss included in the consolidated statement of operations.

Depreciation is based on the following estimated useful lives of the assets using the straight-line method:

Computers and equipment	3 to 5 years
Purchased software	3 years
Furniture and fixtures	5 to 7 years
Leasehold improvements	Shorter of estimated lives
of assets or lease term

Long-term License Agreements
The Company enters into licenses for the right to incorporate certain software and hardware technologies into its product lines. These licenses are included in the accompanying consolidated balance sheets as other assets.

Amortization of licenses and other assets is computed using the straight-line method over their respective estimated useful lives generally ranging from one to three years, with amortization expense being charged to cost of sales in the consolidated statements of income.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investment
The Company has an investment in 302,000 shares of series A preferred stock of Quorum Labs, Inc. (Quorum). The Company accounted for this investment under the cost method as the Company does not exert significant influence on Quorum and its ownership interest is less than 20% of the carrying value of this investee company. The carrying value of the investment was $9,060 at September 30, 2017 and December 31, 2016, and is included as part of “Other assets” in the consolidated balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are recorded at the invoiced amount, do not bear interest and are generally unsecured. The allowance for doubtful accounts is based on management’s best estimate of the amount of probable credit losses in existing accounts receivable. The allowance for doubtful accounts is determined based on historical write-off experience, current customer information and other relevant data. The Company reviews its allowance for doubtful accounts monthly. Past due balances of more than sixty days are reviewed individually for collectability. Account balances are charged off against the allowance when management believes it is probable that the receivable will not be recovered and after all attempts at collection have been exhausted. The Company does not have any off-balance-sheet credit exposure related to its customers. As of September 30, 2017 and December 31, 2016, the allowance for doubtful accounts was $0.

Advertising Expenses
The Company expenses all advertising expenditures when incurred. The Company incurred advertising expenses of $80,891 and $53,522 for the nine months ended September 30, 2017 and 2016, respectively.

Product Warranty and Deferred Revenue
The Company’s HD/HDS and RES servers and storage products have been sold with a three year limited warranty. All other products of the Company are sold with a basic one year limited warranty. Estimated product warranty costs are recorded at the time of sale and periodically adjusted to reflect actual experience.

In addition to the basic limited warranty, an optional extended warranty is offered to end users of the Company’s products. Sales of extended warranties are recorded as deferred revenues and amortized into income on a straight-line basis over the length of the extended warranty contracts.

Estimated warranty costs are based upon prior historical warranty costs for substantially similar transactions. Accrued product warranty costs are included as a component of accrued expenses in the accompanying consolidated balance sheets.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock Compensation
Stock-based compensation is measured at the grant date based on the fair value of the award, determined using the Black-Scholes option pricing model. The fair value of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period.

Income Taxes
The Company accounts for income taxes using the asset and liability method. Deferred income taxes assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes as well as for the benefit associated with net operating loss and tax credit carryovers. Deferred income taxes are measured by applying tax rates expected to be in effect for the years in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company follows GAAP, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the tax benefit from an uncertain tax position may be recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities. The determination is based on the technical merits of the position and presumes that each uncertain tax position will be examined by the relevant taxing authority that has full knowledge of all relevant information.

At September 30, 2017 and December 31, 2016, the Company had not identified any material uncertain tax positions.

The Company’s income tax returns are filed in the U.S. federal jurisdiction and with the states of California and Virginia.

Foreign Currency Translation
Assets and liabilities of Themis Computer Sarl (the Company’s wholly-owned subsidiary whose functional currency is the Euro) are translated into U.S. dollars using the exchange rates in effect at the balance sheet date. Results of operations are translated using the average exchange rates prevailing throughout the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities of Themis Computer Sarl into U.S. dollars are included as a component of shareholders’ equity. For the nine months ended September 30, 2017 and 2016, the effects of these exchange rate fluctuations did not have a material effect on the consolidated financial statements. As of September 30, 2017 and December 31, 2016, the accumulated translation adjustment was not significant; as such, it was not presented in the consolidated shareholders’ equity.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
In February 2016, the FASB issued ASU No. 2016-02, Leases. The new guidance establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of the pending adoption of this new standard.

In March 2016, the FASB issued ASU 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The ASU is intended to simplify various aspects of accounting for share-based compensation arrangements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. For example, the new guidance requires all excess tax benefits and tax deficiencies related to share-based payments to be recognized in income tax expense, and for those excess tax benefits to be recognized regardless of whether it reduces current taxes payable. The ASU also allows an entity-wide accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures as they occur. ASU 2016-06 will be effective for the Company beginning on January 1, 2018. Different methods of adoption are required for the various amendments and early adoption is permitted, but all of the amendments must be adopted in the same period. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. This ASU simplifies the presentation of deferred income taxes by eliminating the requirement for entities to separate deferred tax liabilities and assets into current and noncurrent amounts in classified balance sheets. Instead, it requires deferred tax assets and liabilities be classified as noncurrent in the balance sheets. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017. Early adoption is permitted, and this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. Upon adoption of this standard on a retrospective basis, all deferred income tax assets and liabilities will be presented as noncurrent. The Company adopted this standard during 2016 and accordingly has classified all deferred tax assets as long term.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In July 2015, the FASB issued ASU 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory. The amendments in the ASU require entities that measure inventory using the first-in, first-out or average cost methods to measure inventory at the lower of cost or net realizable value. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. This ASU will be effective for the Company for fiscal years beginning after December 15, 2016. The Company adopted this guidance starting January 1, 2017. The adoption of this guidance did not materially affect the Company’s consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14 which defers the effective date of ASU 2014-09 one year making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.
NOTE 3 - CONCENTRATIONS

Credit Risk
Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company maintains substantially all of its cash balances at one domestic financial institution, which at times may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. At September 30, 2017 and December 31, 2016, the Company had cash balances that were in excess of FDIC limits. Management believes that the financial risks associated with its cash and cash equivalents are minimal as the Company’s cash deposits are held at credit- worthy commercial banks.

The Company extends credit to its customers in the normal course of business on a short-term basis. The Company performs periodic credit evaluations of its customers, maintaining an allowance for doubtful accounts. The provision for losses on uncollectible accounts receivable is determined principally on the basis of past collection experience and an evaluation of the risks of repayment from customers based on their current financial condition, type of customer and industry characteristics. The Company generally does not require collateral to support customer receivables. Interest can be charged on unpaid delinquent receivable balances if customers do not comply with the contract terms.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 3 - CONCENTRATIONS (Continued)

Significant Customers
The Company’s products are sold primarily to system integrators and original equipment manufacturers (“OEM’s”) for military, commercial and telecommunications applications in the United States and Europe.

Two customers accounted for 48.86% (28% and 20.86%) and two customers accounted for 61.8% (50.0% and 11.8%) of consolidated net sales for the nine months ended September 30, 2017 and 2016, respectively. As of September 30, 2017 and December 31, 2016, three customers accounted for approximately 73.1% (46.7%, 14.0%, and 12.4%) and four customers accounted for 70.0% (25.5%, 18.0%, 15.5%, and 11.0%), respectively, of consolidated accounts receivable.

Significant Vendors
Three vendors accounted for 45.8% (16.2%, 15.7%, and 13.9%) and 58.6% (27.4%, 19.1%, and 12.1%) of consolidated purchases for the nine months ended September 30, 2017 and 2016, respectively. As of September 30, 2017 and December 31, 2016, four vendors accounted for approximately 57.3% (19.9%, 16.0%, 11.0%, and 10.4%) and four vendors accounted for approximately 65.5% (29.4%, 13.4%, 12.4%, and 10.3%), respectively, of accounts payable.

Sources of Manufacturers
The Company has historically utilized two contract manufacturers to manufacture the majority of its fabricated assemblies. Although there are a limited number of contract manufacturers that are available to assemble the Company’s products, management believes that other contractors could provide similar services on comparable terms.

NOTE 4 - INVENTORIES

Inventories, net of provisions for potentially excess, obsolete or impaired goods, consisted of the following as of:

	September 30, 2017	December 31, 2016
Raw materials	$1,908,816	$1,598,833
Work in progress	652,902	1,002,846
Fabricated assemblies	2,892,991	1,501,107
Finished goods	1,399,584	2,224,716
	$6,854,293	$6,327,502

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 5 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of:

	September 30, 2017	December 31, 2017
Computers and equipment	$2,796,725	$2,578,365
Purchased software	550,135	495,487
Furniture/fixtures	564,631	553,052
Leasehold improvements	400,859	379,193
Total	4,312,350	4,006,097
Less: accumulated depreciation	3,864,476	3,755,328
	$447,874	$250,769

Depreciation expense for the nine months ended September 30, 2017 and 2016 was $126,534 and $186,076.

NOTE 6 - BANK LINE OF CREDIT

On July 20, 2016, the Company extended its business loan agreement with a financial institution for a line of credit of up to $3 million, due on July 31, 2017. Available borrowings under the line of credit are based on 80% of eligible accounts receivable and 35% of eligible inventory. The line of credit agreement is collateralized by substantially all of the Company’s assets. On July 25, 2017, the Company extended the maturity of its business loan agreement to July 31, 2019. The interest rate on the line of credit is the bank’s prime rate plus 0.5% and 0.625% per annum (4.75% and 4.375% at September 30, 2017 and December 31, 2016, respectively), with interest payments due monthly. As of September 30, 2017 and December 31, 2016, the outstanding balance on the line of credit was zero.

The line of credit contains certain financial covenants that the Company was in compliance with at September 30, 2017.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 7 - ACCRUED EXPENSES

Accrued expenses consisted of the following as of:

	September 30, 2017	December 31, 2016
Accrued payroll and related expenses	$1,055,995	$1,520,773
Accrued vacation	510,299	538,695
Accrued other expenses	264,537	131,673
Accrued sales taxes	1,325	11,326
Accrued commission	44,631	31,774
Accrued warranty	118,101	98,410
	$1,994,888	$2,332,651

NOTE 8 - RELATED PARTY TRANSACTIONS

The following is a summary of transactions and balances with related parties:

Notes and interest receivable from the Company’s shareholders totaled $633,870 and
$616,076 as of September 30, 2017 and December 31, 2016, respectively. All such amounts are due in 2017. The interest rate on these notes is 5%.

Interest income related to the related party notes totaled $17,794 and $17,859 for the nine months ended September 30, 2017 and 2016, respectively.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 9 - INCOME TAXES

The Company’s income tax provision consists of the following for the nine months ended September 30:

	2017	2016
Current
Federal	$1,527,711	$1,304,548
State	194,446	83,602
Foreign	149,619	68,216
	1,871,776	1,456,366
Deferred
Federal	826,521	(28,968)
State	89,678	84,093
	916,199	55,125
	$2,787,975	$1,511,491

The primary components of temporary differences that gave rise to deferred income taxes as of:

	September 30, 2017	December 31, 2017
Deferred income tax assets
Research and minimum tax credits	$2,262,812	$3,401,911
Net operating losses	—	126,135
Reserves and accruals not deductible for tax purposes	1,010,759	507,454
Deferred stock compensation	1,153	235,340
State income taxes	92,790	12,875
Total deferred income tax assets	$3,367,514	$4,283,715

Realization of the deferred income tax asset as of September 30, 2017 and December 31, 2016, is dependent on the Company generating sufficient taxable income in the future.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 9 - INCOME TAXES (Continued)

The effective income tax rate differed from the federal statutory income tax for the nine months ended September 30, as follows:

	2017	2016
Federal statutory expense	34.0%	34.0%
State income taxes, net of federal tax benefits	3.6%	4.1%
Research tax credit	(1.3)%	(1.3)%
Others	(1.4)%	0.2%
	34.9%	37.0%

As of September 30, 2017, the Company had federal minimum tax credit and research credit carryforwards of approximately $301,108 available to offset future federal income taxes, and $2,972,279 available to offset future California income taxes until exhausted.

The Company’s income tax returns after 2010 are open to examination by federal and state taxing authorities. The Company does not expect that the unrecognized tax benefits will change the Company’s and tax credit carryforwards. The Company does not expect that the unrecognized tax benefits will change significantly in the next twelve months. None of the Company’s unrecognized tax benefits that, if recognized, would affect its effective tax rates.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Lease Commitments
The Company leases its facility and office equipment under non-cancelable operating leases expiring at various dates through March 2018. In addition to rent costs, the Company is responsible for a portion of the operating expenses, insurance and property taxes for these facilities.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 10 - COMMITMENTS AND CONTINGENCIES (Continued)

Lease Commitments (Continued)
Future lease payments for non-cancelable operating leases are as follows as of September 30, 2017:

Amount
2017	$145,562
2018	122,197
$267,759

Rent expense for the nine months ended September 30, 2017 and 2016 was $579,868 and $578,896, respectively.

NOTE 11 - SHAREHOLDERS’ EQUITY

At September 30, 2017, the authorized capital stock of the Company consisted of 66,500,000 shares as outlined in the Amended and Restated Articles of Incorporated dated June 2014. This capital stock is comprised of 60,000,000 shares of common stock, 500,000 shares of preferred stock series A and 6,000,000 shares of preferred stock series B.

Common Stock
During the nine months ended September 30, 2017, the Company issued 419,647 shares of common stock upon the exercise of stocks options and warrants resulting in cash proceeds of $147,543.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 11 - SHAREHOLDERS’ EQUITY (Continued)

Convertible Preferred Stock
The Company’s preferred stock at September 30, 2017 consisted of the following:

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference per Share	Liquidation Amount
A	500,000	—	$10.00	$—
B	6,000,000	4,772,500	$0.40	$1,909,000

The Company’s preferred stock at December 31, 2016 consisted of the following:

Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference per Share	Liquidation Amount
A	500,000	202,019	$10.00	$2,020,190
B	6,000,000	4,772,500	$0.40	$1,909,000

On September 1, 2017, the Company repurchased all of the outstanding preferred stock series A (202,019 shares) at a repurchase price of $12.88 per share.

The rights, preferences and privileges of the preferred stock are as follows at September 30, 2017:

Voting
Holders of shares of preferred stock series A are not entitled to vote. Each holder of shares of the preferred stock series B shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock series B could be converted.

Dividends
The holders of the outstanding shares of preferred stock series A are entitled to receive at the rate of $0.35 per annum, when and if declared by the Board of Directors, a noncumulative dividend. No dividends have been declared in 2017 and 2016.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 11 - SHAREHOLDERS’ EQUITY (Continued)

Conversion Rights
Holders of preferred stock series A do not have no conversion rights. Each share of preferred stock series B is convertible, at the option of the holder, at any time, into shares of common stock determined by dividing the original issue price, $0.40 for series B. The initial conversion price per share of the preferred stock is the original issue price subject to adjustment from time to time as provided in the Company’s Articles of Incorporation. Conversion is mandatory upon: (i) the closing of an initial public offering, covering the offer and sale of common stock to the public with a gross proceeds to the Company of not less than $20,000,000 or (ii) the consent from at least 51% of the holders of outstanding shares of preferred stock B.

Liquidation Rights
Upon liquidation, dissolution, or winding up of the Company, the holders of the preferred stock series A shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of preferred stock series B or the common stock, an amount equal to $10 per share, plus any declared but unpaid dividends on such shares (“liquidation preference”).

The holders of series B preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of shares of common stock, an amount equal to $0.40 per share, plus any declared but unpaid dividends on such shares (“liquidation preference”).

After the payment of the liquidation preferences, all remaining assets available for distribution, if any, shall be distributed ratably among the holders of common stock. If available assets are insufficient to pay the full liquidation preference for the preferred stock, the available assets will be distributed pro rata to the holders of preferred stock series A with any remainder to be distributed pro rata to the holders of preferred stock series B.

Redemption
The preferred stock series A is redeemable at the option of the Company’s board of directors at $10 per share. The preferred stock series B is not redeemable.

NOTE 12 - WARRANTS

There were no warrants outstanding as of September 30, 2017 and December 31, 2016. 60,000 warrants were issued as part of the preferred stock B financing transactions with an exercise price of $0.01 and expiration date of July 2017. In December 2016, the 60,000 warrants were exercised at an exercise price of $0.01.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 13 - SHARE BASED COMPENSATION

Stock Options
The Company sponsors the 2014 stock option plan (the “Plan”), which is shareholder approved and permits the grant of share options and shares in the Parent company to the subsidiaries’ employees for up to 2.0 million shares of common stock. The stock awards issued under the Plan are considered to be compensation expense of the Company. The stock awards granted under the Plan generally have a contractual term of ten years from the date of the grant and vest over four years.

The exercise price of options granted under the Plan must be at least equal to 100% of the fair value of the Company’s common stock at the date of grant.

Activity under the Plan for the nine months ended September 30, 2017 and December 31, 2016 is set forth below:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at December 31, 2016	1,607,981	$0.53	5.52
Options granted	300,000	2.01	9.77
Options exercised	(419,647)	0.29	0.11
Options canceled/forfeited/expired	(42,500)	0.71	2.91
Outstanding at September 30, 2017	1,445,834	$0.89	7.22
Vested and expected to vest and exercisable at September 30, 2017	1,445,834	$0.89	7.22
Vested and exercisable at September 30, 2017	888,655	$0.59	6.19

The weighted average grant date fair value per share of options granted during the nine months ended September 30, 2017 was $2.01. The fair value of the options vested ended September 30, 2017 was $324,685.

As of September 30, 2017, there was approximately $119,593 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.52 years. The intrinsic value of options exercised for the nine months ended September 30, 2017 was $769,386.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 13 - SHARE BASED COMPENSATION (Continued)

Stock Options (Continued)
The following is a summary of the weighted average assumptions used to estimate the fair values of options granted:

	September 30, 2017	December 31, 2016
Risk-free interest rate (1)	1.76%	0.85%
Expected life (in years) (2)	10.00	10.00
Dividend yield (3)	0.00	0.00
Volatility (4)	7.46%	7.69%

The share-based compensation expenses was $52,305 and $28,241 for the nine months ended September 30, 2017 and 2016, respectively.

(1)The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.
(2)The expected life represents the period of time that options granted are expected to be outstanding and was estimated using the term until expiration.

(3)	The Company has no history or expectation of paying cash dividends on its common stock.
(4)The Company has estimated the expected volatility of its share price based on the share price volatility of the Sector Titans Technology Index (DJTTHE).

NOTE 14 - RETIREMENT PLAN

The Company has a qualified defined contribution discretionary retirement plan. The Company may make discretionary matching contributions of up to 50% of each of its employee’s contributions up to $5,000. The plan covers all employees who were age 21 or older, have completed 3 months of service and were employed as of September 30, 2017 and 2016. The Company contributed $182,476 and $164,020 to the retirement plan for the nine months ended September 30, 2017 and 2016, respectively.

CERES SYSTEMS AND SUBSIDIARIES
UNAUDITED CONSOLIDATED INTERIM FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
AND FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

NOTE 15 - SUBSEQUENT EVENTS

On November 20, 2017, the Company extended its lease agreement discussed in Note 10, which was set to expire on March 31, 2018, to March 31, 2023.

On December 21, 2017, the Company granted a special bonus amounting to $5,989,000 to certain officers for their significant contribution to the financial success of the Company in 2017 and the substantial assistance they provided in connection with the proposed merger with Mercury. This special bonus was fully paid in December 2017.

On December 21, 2017, the Company entered into an Agreement and Plan of Merger with Mercury Systems, Inc. (Mercury). Under the terms of the Merger Agreement, the merger consideration (including payments with respect to the outstanding stock options) will consist of an all cash purchase price of $180 million, without interest. The merger consideration is subject to post-closing adjustment based on a determination of closing net working capital, transaction expenses and net debt (all as defined in the Merger Agreement). A related escrow agreement established an escrow amount of $1.5 million in respect of post-closing adjustments owed to Mercury. The Merger Agreement contains customary representations and warranties of Mercury and the Acquired Company, which are qualified by confidential disclosures.

The Merger Agreement may be terminated in certain circumstances, including, among other reasons, if the Merger has not been consummated by May 21, 2018, if a governmental authority restrains the Merger by law or order, the parties shall have failed to obtain all necessary governmental approvals, or if either Mercury or Ceres breaches its representations and warranties or its pre-closing covenants in a manner that would cause a failure of closing conditions to be satisfied (subject to a 30-day cure period).

As of January 17, 2018, the merger has not been consummated.

Management has evaluated all activity through January 17, 2018, the date the unaudited consolidated interim financial statements were available to be issued, and concluded that no other subsequent events have occurred which would require recognition in the consolidated financial statements or disclosures in the notes to the consolidated financial statements.